Exhibit 10.7

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
OF
NETLIST, INC.

        Section 1.    Description of this Plan.    This is the Amended and Restated 2000 Equity Incentive Plan, originally dated as of November 17, 2000 (this "Plan"), of Netlist, Inc., a Delaware corporation (the "Company"). Under this Plan, directors and employees of, and advisors and consultants to, the Company or any of its subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the voting common stock of the Company ("Common Stock") or be granted the right to purchase shares of Common Stock (a "Stock Purchase Right"). For purposes of this Plan, the term "subsidiary" shall have the same meaning as "subsidiary corporation" as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), where the Company is the "employer corporation." It is intended that the Options granted under this Plan will either qualify for treatment as incentive stock options under Section 422 of the Code and be designated "Incentive Stock Options" or not qualify for such treatment and be designated "Nonqualified Stock Options."

        Section 2.    Purpose of this Plan.    The purpose of this Plan is to further the growth, development and financial success of the Company by providing incentives to certain key persons by assisting them in acquiring shares of Common Stock so that they may benefit directly from the Company's growth, development and financial success.

        Section 3.    Eligibility.    The persons who are eligible to receive grants of Options or of Stock Purchase Rights under this Plan shall be the directors and employees of, and advisors and consultants to, the Company or any of its subsidiaries. A person who holds an Option or a Stock Purchase Right under this Plan is sometimes referred to herein as a "Participant." A person who holds an Option under this Plan is sometimes referred to as an "Optionee."

        Section 4.    Administration.    This Plan shall be administered by the Board of Directors of the Company (the "Board"); provided, however, that the Board may, in its discretion, delegate the administration of this Plan at any time to a committee of the Board (the "Committee"). The Board shall grant Options and Stock Purchase Rights (collectively, "Awards") under this Plan and, without limiting the generality of the foregoing and subject to the terms of this Plan, shall (i) select the Participants in this Plan, (ii) specify the number of shares of Common Stock with respect to which Awards are granted, (iii) specify the terms and conditions of Awards granted under this Plan, which terms and conditions need not be identical as to the various Awards granted; and (iv) determine whether Options are to be Incentive Stock Options or Nonqualified Stock Options. The Board or the Committee shall, subject to the terms of this plan, (w) interpret this Plan; (x) prescribe, amend and rescind rules relating to this Plan; (y) determine the rights and obligations of Participants under this Plan; and (z) authorize the amendment of the terms of any outstanding Awards. The interpretation and construction by the Board or the Committee of any provision of this Plan or of any Awards granted under this Plan shall be final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.

        Section 5.    Shares Subject to this Plan.    The number of shares of Common Stock which may be purchased pursuant to the exercise of Awards granted under this Plan shall not exceed 5,750,000 shares, subject to adjustment as provided in Sections 12 and 13 hereof. Upon the expiration or termination for any reason of an outstanding Award which shall not have been exercised in full, or in the event that any shares of Common Stock acquired pursuant to this Plan are reacquired by the Company, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise or the shares reacquired, as the case may be, shall again become available for the granting of additional Awards under this Plan. Subject to adjustment as provided in Sections 12 and 13 hereof, the maximum number of shares of Common Stock which may be issuable pursuant to Options and Stock Purchase Rights granted to any Participant is 2,000,000 shares.

        Section 6.    Exercise Rights.    Each Option granted to employees other than officers of the Company under this Plan shall vest (i.e. be exercisable) at the rate of at least 20% per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. Unless employment is terminated for cause as defined by applicable law, the terms of the Option or a contract of employment, to the extent that the Optionee is entitled to exercise the Option on the date employment terminates, the Optionee shall be entitled to exercise the Option for: (i) at least six (6) months from the date of termination if termination was caused by death or disability; or (ii) at least 30 days from the date of termination if termination was caused by other than death or disability.

        Section 7.    Options.    Each Option granted under this Plan shall be evidenced by a written stock option agreement (an "Option Agreement") executed by the Company and accepted by the Optionee, which shall (i) specify the number of shares of Common Stock which may be purchased pursuant thereto, the exercise price therefor, and the installments, if any, in which the Option may be exercised, (ii) indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option and, if an Incentive Stock Option, contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code, and (iii) contain such other terms and conditions not inconsistent with this Plan as the Board deems necessary or desirable to include therein. The exercise price of any Option granted under this Plan shall not be less than 85% of the fair value of the Common Stock on the date such Option is granted, and the exercise price of any Option granted under this Plan to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be 110% of such fair value.

        Section 8.    Stock Purchase Rights.    Each Participant who receives a Stock Purchase Right shall enter into a stock purchase agreement with the Company (a "Restricted Stock Purchase Agreement") which shall (i) specify the number of shares of Common Stock which such Participant may purchase, the purchase price therefor, and any restrictions on, and repurchase rights with respect to, such shares of Common Stock and (ii) contain such other terms and conditions not inconsistent with this Plan as the Board deems necessary or desirable to include therein. The exercise price of any Stock Purchase Right granted under this Plan shall not be less than (i) 85% of the fair value of the Common Stock on the date such Stock Purchase Right is granted or at the time the Participant purchases shares of Common Stock pursuant thereto or, (ii) in the case of a Stock Purchase Right granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, 100% of the fair value of the Common Stock on the date such Stock Purchase Right is granted or at the time the Participant purchases shares of Common Stock pursuant thereto.

        Section 9.    Issuance of Common Stock.    The Company's obligation to issue shares of Common Stock upon exercise of an Award is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the Participant (or his or her legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable.

        Section 10.    Nontransferability.    Unless provided to the contrary in any Option Agreement or Restricted Stock Purchase Agreement, no Award shall be assignable or transferable, except by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the

Award is to be passed to one or more beneficiaries of the Participant upon the death of the Participant. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. After the death of any Participant, an Award may be exercised prior to its termination only by such Participant's legal representative, legatee or a person who acquired the right to exercise such Award by reason of the death of the Participant.

        Section 11.    Repurchase Right Upon Termination of Employment.    To the extent that an Option Agreement or a Restricted Stock Purchase Agreement with an employee provides that, upon the termination of such employee's employment with the Company (including termination upon death or disability, as well as resignation and termination by the Company with or without cause), the Company shall have the right to repurchase any or all of the Common Stock acquired by a Participant pursuant thereto, such provision shall comply with Sections 260.140.41(k) and 260.140.42(h) of Title 10 of the California Code of Regulations.

        Section 12.    Stock Splits, Stock Dividends, Recapitalizations and Reorganizations.    Subject to Section 13, if the outstanding shares of Common Stock (or any other securities covered by this Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock, through a merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 5, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share subject to then outstanding Awards (without change in the aggregate purchase price as to which such Awards remain exercisable), and (iv) the repurchase price of each share of Common Stock then subject to a risk of forfeiture in the form of a Company repurchase right.

        Section 13.    Certain Corporate Transactions.

        (a)   Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition (as defined below), the Committee may, either in advance of the Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of any then outstanding Awards in full if, and only if, such Awards are not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or parent thereof, and after a reasonable period following such Acceleration, as determined by the Committee, such Accelerated Awards and all other then outstanding Awards not assumed or replaced by comparable Awards shall terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 12.

        (b)   As used in this Section 13, an "Acquisition" means (i) a merger or consolidation of the Company with or into another person, (ii) the sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more other persons in a single transaction or series of related transactions, or (iii) the acquisition of beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended and in effect from time to time) by any person of more than 50% of the Company's outstanding Common Stock pursuant to a tender or exchange offer made directly to the Company's stockholders, other than an underwriter temporarily holding common stock pursuant to an offering of such Common Stock. Notwithstanding the foregoing, a transaction shall not constitute an "Acquisition" if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction. As used in this Section 13, an "Acceleration" means (x) when used with respect to an Option, that as of the time of reference the Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and (y) when used with respect to Common Stock purchased pursuant to a Stock Purchase Right, that the risk of forfeiture otherwise applicable to such Common Stock shall expire with respect to some or all of such shares then still otherwise subject to the risk of forfeiture

        (c)   For the purposes of this Section 13, an Award shall be considered assumed or replaced by a comparable Award if, following the Acquisition, the Award confers the right to purchase, for each share of Common Stock subject to the Award immediately prior to the Acquisition, the consideration (whether stock, cash or other securities or property) received in the Acquisition by holders of Common Stock on the effective date of the Acquisition (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Acquisition was not solely common stock of the successor corporation or its parent or subsidiary, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award for each share of Common Stock subject to the Award to be solely common stock of the successor corporation or its parent or subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the Acquisition, or any combination of cash and common stock, (including the payment of cash equal to the net of the fair value over the exercise price of the shares of Common Stock subject to the Award) so approved by the Committee with the consent of the successor corporation; and provided further that such Award may continue to be subject to the same vesting requirements or risks of forfeiture after the Acquisition.

        (d)   Any adjustment in Awards made pursuant to this Section 13 shall be determined and made, if at all, by the Board or the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, risks of forfeiture, and applicable repurchase prices for Common Stock which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 13. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 13 shall result in an exercise price which is less than the par value of the Common Stock.

        Section 14.    Dissolution or Liquidation.    In the event of any dissolution or liquidation of the Company, each outstanding Option shall terminate immediately prior to the consummation of such dissolution or liquidation or at such other time and subject to such other conditions as shall be determined by the Board or the Committee; provided, however, that the Company shall provide written notice to each holder of any Option which shall be so terminated at least ten days prior to such termination.

        Section 15.    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by any Award until the date of the issuance of a stock certificate to such Participant for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Sections 12 and 13.

        Section 16.    Financial Information.    A Participant shall have the right to receive financial statements at least annually. The financial statements issued to Plan Participants need not be audited nor must the financial statements be prepared in accordance with generally accepted accounting principles.

        Section 17.    Not an Employment Agreement.    Nothing contained in this Plan or in any Option Agreement or Stock Purchase Agreement shall confer on any Participant any right to remain in the employ of the Company or one of its subsidiaries or shall limit the ability of the Company or any of its subsidiaries to terminate, with or without cause, in its sole discretion, the employment of any Participant.

        Section 18.    Withholding of Taxes.    The Company or any applicable subsidiary may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such subsidiary to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise of any Option, the sale of Common Stock issued upon the exercise of any Option, the purchase of Common Stock pursuant to any Stock Purchase Right or the lapse of any restrictions on, or repurchase right with respect to, the Common Stock purchase pursuant to any Stock Purchase Right, whichever is applicable, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's or such subsidiary's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company or such subsidiary by the Participant of the required withholding tax, as the Board or the Committee may determine.

        Section 19.    Arbitration.    Any dispute or controversy concerning this Plan or any Award granted under this Plan, or otherwise with respect to the rights of any Participant under any Option or Option Agreement, Stock Purchase Right or Stock Purchase Agreement or this Plan, including a dispute pertaining to the validity of this Section 19, shall be resolved through binding arbitration before a single arbitrator in Orange County, California in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect. The award of the arbitrator may be enforced in any court of competent jurisdiction. Each party shall bear such party's own legal fees and other costs of such arbitration proceedings, and the parties shall each pay one-half of the costs of the arbitrator and of the American Arbitration Association. The arbitrator shall have no authority to require either party to pay the attorneys' fees or costs of the other party as part of the arbitration award.

        Section 20.    Amendment of Plan.

        (a)   The Board may at any time make such amendments and modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

        (b)   The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, the Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (ii) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

        (c)   No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant's consent;

provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Acquisition that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

        Section 21.    Termination of this Plan.    No Award may be granted hereunder on or after the earlier of (i) the tenth anniversary of the effective date of this Plan and (ii) the date on which the Company's registration statement on Form S-1, initially filed with the Securities and Exchange Commission on August 18, 2006 in connection with the initial public offering of its Common Stock in a firm commitment underwriting, as amended, is declared effective by the Securities and Exchange Commission. This Plan shall terminate when all shares of Common Stock which may be issued hereunder have been so issued. In addition, the Board may in its absolute discretion terminate this Plan at any time. No such termination, other than as provided for herein, shall in any way affect any Award then outstanding.

        Section 22.    Effective Date of this Plan.    The effective date of this Plan is November 17, 2000, the date the Plan was adopted by the Board. This Plan shall be approved by the stockholders of the Company within 12 months of the effective date of this Plan. Any Award exercised before such stockholder approval is obtained shall be deemed rescinded if such stockholder approval is not obtained within such 12 month period.